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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Partners of Star Gas Partners, L.P.:

We consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 and related Prospectus of Star Gas Partners, L.P. and to the incorporation by reference therein of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Star Gas Partners, L.P. and Subsidiary (and its Predecessor), which report appears in the Form 10-K of Star Gas Partners, L.P. for the year ended September 30, 1997.


                                                KPMG Peat Marwick LLP

Stamford, Connecticut

March 4, 1998